UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2018, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., a wholly-owned subsidiary of the Company, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $40,000,000 aggregate principal amount of 7.00% Senior Notes due 2028 (the “Firm Notes”) plus an additional $6,000,000 aggregate principal amount of 7.00% Senior Notes due 2028 to cover underwriter overallotments (the “Additional Notes” and together with the Firm Notes, the “Notes”). The Notes were offered to the public at a purchase price equal to 100% of their principal amount, plus accrued interest from May 30, 2018, if settlement occurs after that date. The Underwriters have agreed to purchase the Notes at a 4% discount to such purchase price. The Notes were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-216733) initially filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2017, and declared effective by the Commission on April 27, 2017. On May 22, 2018, the Company priced the offering. The offering is expected to close on May 30, 2018, subject to customary closing conditions. The Underwriting Agreement contains, among other provisions, customary representations, warranties and covenants of the Company, customary conditions to closing, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and customary termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

The Company previously obtained the consent of Frost Gamma Investments Trust, the lender under the Company’s $40 million revolving credit agreement and an entity affiliated with Dr. Phillip Frost, the Company’s Chairman of the Board and principal shareholder, to issue the Notes and comply with its obligations thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 22, 2018, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein.

23.1	Consent of Egan-Jones Ratings Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer

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